Exhibit 16

Canuswa Accounting and Tax Services Inc.

16301 NE 8th Street, Suite 138, Bellevue, WA 98008, U.S.A.

Tel: (415)329-5779             E-mail: info@canuswa.com

March 22, 2016

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549

Ladies and Gentlemen,

We have read Item 4.01 of Form 8-K of Huayue Electronics, Inc. and Subsidiaries dated Oct. 14, 2015, and are in agreement with the statements in Item 4.01 contained therein, as they relate to our firm.

Very truly yours,

/s/ Canuswa Accounting & Tax Services Inc.

Canuswa Accounting & Tax Services Inc.